                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
               (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 2002


                                  ZONAGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       0-21198                 76-0233274
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (281) 719-3400
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

         On October 30, 2002, Zonagen, Inc. (the "Company") announced in a press release that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 30, 2002 with Lavipharm Corp. ("Lavipharm"), which provides for, and sets forth the terms and conditions of, the merger (the "Merger") of Lavipharm with and into the Company. As a result of the Merger, Dr. Athanase Lavidas, Chairman of Lavipharm, will be the Chairman of the Company, and the executive management team of Lavipharm will become the executive management team of the Company, which will be renamed Lavipharm Corporation. The Merger Agreement is attached hereto as Exhibit 2.1. A copy of the Company's press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1. The press release is incorporated by reference into this
Item 5 and the foregoing description of the Merger Agreement, the Merger and press release is qualified in its entirety by reference to all of the attached exhibits.


ITEM 7.  EXHIBITS

         Exhibit 2.1  --   Agreement and Plan of Merger dated as of October 30,
                           2002 among Zonagen, Inc., Lavipharm Corp., Lavipharm
                           S.A. and Lavipharm Group Holding S.A.

         Exhibit 99.1 --   Press Release dated October 30, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ZONAGEN, INC.

Date: October 30, 2002.

                                   By: /s/ LOUIS PLOTH, JR.
                                       -----------------------------------------
                                       Louis Ploth, Jr.
                                       Vice President, Business Development and
                                       Chief Financial Officer



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                                  EXHIBIT INDEX

          Exhibit
          Number           Description
          -------          ------------
             2.1           Agreement and Plan of Merger dated as of October 30,
                           2002 among Zonagen, Inc., Lavipharm Corp., Lavipharm
                           S.A. and Lavipharm Group Holding S.A.

            99.1           Press Release dated October 30, 2002.